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                                                                      Exhibit 23


                                InterTAN, Inc.

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-74314) and in the Registration Statements on Form S-8 (Nos. 33-63090, 33-92286, 33-29055, 333-4344, 333-16105 and 333-22011) of InterTAN, Inc. of our report dated August 17, 1999, except for Note 13, as to which the date is September 8, 1999, appearing in Item 8 of this Annual Report on Form 10-K for the year ended June 30, 1999. We also consent to the incorporation by reference of our report dated August 17, 1999 on the Financial Statement Schedule, which is also included in this Form 10-K.


/s/ PricewaterhouseCoopers LLP


Fort Worth, Texas
September 27, 1999